Exhibit 99.2

PSQ HOLDINGS, INC.

DIRECTOR AND OFFICER RESIGNATION

To Whom It May Concern:

I, Omeed Malik, hereby resign as a director to the Company’s Board of Directors, effective immediately. I hereby confirm that my decision to resign from such position did not involve any disagreement with PSQ Holdings, Inc., its management, or its board of directors.

/s/ Omeed Malik
Omeed Malik

Date: December 3, 2024